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                                                                      Exhibit 11
                                                         Annual Report Form 10-K
                                                Commission File Number 000-22567


                               The WMF Group, Ltd.
           Statement re Computation of Per Share Earnings (Unaudited)
                (Dollars in thousands, except per share amounts)


                                                        FOR THE YEAR ENDED DECEMBER 31,
                                              ----------------------------------------------
                                                 1999               1998             1997
                                              -----------      -----------       -----------
     Net income (loss)                        $     1,155      $   (33,322)      $     2,442
                                              ===========      ===========       ===========
Weighted average shares of common
      stock used for Basic computation         10,346,291        5,223,756         4,272,329
                                               ==========        =========         =========
Weighted average shares of common
      stock                                    10,346,291        5,223,756         4,272,329
Diluted adjustment:
      Assumed exercise of options and
        warrants (treasury stock method)          240,251               --           179,936
                                                  -------          -------           -------
      Total weighted average shares and
        equivalents used for Diluted
        computation                            10,586,542        5,223,756         4,452,265
                                               ==========        =========         =========
INCOME (LOSS) PER COMMON SHARE:

        Net income (loss) per common
            share - Basic                     $       .11      $     (6.38)      $       .57
                                              ===========      ===========       ===========
        Net income (loss) per common
            share - Diluted                   $       .11      $     (6.38)      $       .55
                                              ===========      ===========       ===========
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